EMPLOYMENT AND TRANSITION AGREEMENT

This Employment and Transition Agreement (“Agreement”) is made as of June 8, 2022, by and between Michael Bowen (“Executive”) and Nutex Health Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, Executive is currently employed as the Company’s Chief Financial Officer (“CFO”);

WHEREAS, Executive has indicated his desire to retire from full-time employment and to resign from his employment with the Company; and

WHEREAS, Company desires to incentivize Executive to continue to serve as Company’s CFO until the date his successor to the position of CFO of the Company commences employment with the Company (the “Succession Date”) and, thereafter, to remain employed with the Company for the purpose of providing transition services for an additional twelve (12) months (the “Planned Separation Date”).

NOW, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Employment and Transition. Executive agrees that he will continue to serve as the Company’s CFO up to the Succession Date. From the Succession Date through the Planned Separation Date (the “Transition Period”), Executive will remain employed by Company at his current full-time salary and benefits for purposes of assisting with the transition of his duties to a successor CFO, including, as reasonably requested by the Company: (i) meeting regularly with the successor CFO, the Company’s CEO and other officers and employees, (ii) attending the Company’s board of director and committee meetings, and (iii) making himself available to answer questions from employees and board members via email and telephone (the “Transition Services”). In performing the Transition Services, Executive will work remotely and will not be expected to report to the Company’s facilities unless mutually agreed between Executive and Company.

2.  Consideration. Executive’s opportunity to provide the Transition Services is in consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions. Executive acknowledges that without this Agreement, Executive is not entitled to the rights and benefits provided under this Agreement.

3.  Release of Claims. In exchange for the mutual covenants and promises contained in this Agreement, including the consideration identified above, Executive will, promptly before the start of the Transition Period, execute and deliver to Company the Release Agreement attached hereto as Exhibit A (the “Release Agreement”).

4.  At-Will Employment; Termination. Executive acknowledges and agrees that nothing in this Agreement is intended to alter the at-will nature of Executive’s employment with the Company. Accordingly, Executive’s employment with the Company may be terminated at any time, with or without cause or for any or no reason, with or without notice, at Executive’s option or at the option of the Company, whether on or before the Planned Separation Date (with Employee’s actual last day of employment, whether the Planned Separation Date or earlier, referred to herein as the “Separation Date”). Executive further acknowledges and agrees that, unless terminated sooner, (i) Executive will resign from the position of CFO on the Succession Date, and (ii) Executive’s employment with the Company will terminate on the Planned Separation Date.

5. Termination By Company.

a.  As used in this Section 5, the term “Cause” shall mean: (i) Executive’s refusal or failure to execute and deliver the Release Agreement or Executive’s revocation of the Release Agreement within eight (8) days of such execution and delivery; (ii) Executive’s refusal or failure to perform Transition Duties; (iii) Executive’s engagement in dishonesty, misrepresentation, illegal conduct or gross misconduct related to Executive’s duties to the Company; (iv) Executive’s embezzlement, misappropriation or fraud, whether or not related to Executive’s employment with the Company; (v) Executive’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony; (vi) Executive’s conviction of, or plea of guilty or nolo contendere to, a crime that constitutes a misdemeanor involving moral turpitude, if such misdemeanor is work-related, or otherwise impairs Executive’s ability to perform services for the Company or results in reputational or financial harm to the Company or its affiliates; (vii) Executive’s willful unauthorized disclosure of any Company confidential information or trade secrets; (viii) Executive’s breach of any material obligation under this Agreement or any other agreement between Executive and the Company; or (ix) any material failure by Executive to comply with the Company's policies, rules and standards of conduct, as they may be in effect from time to time prior to the Planned Separation Date.

b.  If Company terminates Executive’s employment with Company other than for Cause during the Transition Period and prior to the Planned Separation Date, then, so long as, after but within 21 days after the termination date, Executive executes and delivers an additional release in form and substance equivalent to the release set forth on Exhibit A and does not revoke such release within 8 days of such execution and delivery, the Company will make a lump sum severance payment to Executive in an amount equal to the portion of Executive’s annual salary that, absent such termination, would have been payable to Executive in respect of the remaining portion of the Transition Period, less applicable withholdings (the “Transition Severance”).

c.  If Executive resigns, or if Company terminates Executive’s employment with Company for Cause prior to the Planned Separation Date (a “Good Cause Termination”), such event shall be deemed to constitute a failure to comply with the material terms and conditions of this Agreement, and in such event, notwithstanding anything to the contrary herein, Executive shall not be entitled to the opportunity to provide Transition Services or to the Transition Severance, except for Two Hundred Fifty Dollars ($250) thereof, less applicable withholdings (the “Partial Payment”), which shall be paid within ten (10) business days following the later of the effectiveness of this Agreement or the Separation Date, and Executive acknowledges and agrees that such Partial Payment shall serve as full and complete consideration for the promises, releases and obligations made and assumed by Executive under this Agreement and the Release Agreement.

6.  Discretionary Bonus. If (and only if) the Company pays discretionary bonuses to bonus-eligible employees generally in respect of fiscal year 2022, as approved by the Board of Directors of the Company, then, subject to Executive executing, delivering, and not revoking an additional release in form and substance equivalent to the release set forth on Exhibit A, Executive will be paid the allocated amount of his bonus for fiscal year 2022 that would have been paid to Executive had he remained employed through the date such bonuses are paid, assuming no personal performance multipliers, for such period, except that: (a) Executive shall receive no bonus if Executive resigns or the Company terminates Executive for Cause prior to the Planned Separation Date, and (b) if the Company terminates Executive other than for Cause prior to the Planned Separation Date, Executive’s bonus payment will be reduced pro rata in accordance with the portion of fiscal year 2022 that has elapsed as of the Separation Date. To the extent paid, Executive’s bonus in respect of fiscal year 2022 will be based on Executive’s salary as of the Separation Date and will be paid to Executive on the later of (and in no event later than March 15, 2023): (a) when and as bonuses related to fiscal year 2022 are paid to other bonus-eligible employees and (b) 8 days after Executive executes and delivers an additional release in form and substance equivalent to the release set forth on Exhibit A, without revoking such release.

7.  Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase or receive from the Company pursuant to the exercise of outstanding stock options (“Options”) or the vesting and settlement of restricted stock units (“RSUs”), Executive will be considered to have vested only up to the Separation Date. Executive’s vested Options and RSUs shall continue to be governed by the terms and conditions of the applicable Company equity incentive plans and award agreements (the “Stock Agreements”).

8.  Benefits. Executive’s health insurance benefits shall cease no later than the last day of the month in which the Separation Date occurs, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity awards, and the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date.

9. Confidentiality.

(a) Without the express written consent of the Company, the Executive shall not at any time (either during or after the termination of the Agreement) use (other than for the benefit of the Company) or disclose to any other business entity proprietary or confidential information concerning the Company, any of their affiliates, or any of its officers. The Executive shall not disclose any of the Company’s or the Company’s affiliates’ trade secrets or inventions of which Executive has gained knowledge during his employment with the Company. This paragraph shall not apply to any such information that: (1) the Executive is required to disclose by law; (2) has been otherwise disseminated, disclosed, or made available to the public, provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf; or (3) was obtained after his employment with the Company ended and from some source other than the Company, which source was under no obligation of confidentiality.

(b) Confidentiality and Use of Information. The Executive agrees to sign and abide by the Company’s Proprietary Information Agreement attached hereto as Exhibit B (the “Proprietary Information Agreement”).   The Executive explicitly consents to the Company holding and processing both electronically and manually the information that he or she provides to the Company or the data that the Company collects which relates to the Executive or the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the Executive in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations, and the Executive agrees to promptly notify the Company of any misstatement of a material fact regarding the Executive , and of the omission of any material fact necessary to make the statements contained in such documents regarding the Executive not misleading.

(c)  Non-Competition & Non-Solicitation Restrictions. During the Transition Period or he Executive shall not, directly, or indirectly, do any of the following:

(a)	engage in any activities, whether as an employer, partner, director, officer, employee, agent, independent contractor, consultant, salesperson, or any other capacity in competition with the Company within the contiguous United States; or
(b)	solicit or attempt to solicit any employee, independent contractor, director, agent or other service provider of the Company or of any of its divisions, subsidiaries or affiliates to terminate his, her or its relationship with the Company or such affiliate.

For purposes hereof, “affiliate” shall mean any entity which, directly or indirectly, controls or is controlled by, or is under common control with the Company.

9.  Cooperation with Company. Following the Separation Date, Executive agrees to provide reasonable cooperation and assistance to the Company in the resolution of any matters in which Executive was involved during the course of Executive’s employment, or about which Executive has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any investigations, audits, claims or actions involving or against its officers, directors and Executives. Executive’s cooperation with such matters shall include, without limitation, being available to consult with the Company regarding matters in which Executive has been involved or has knowledge; to reasonably assist the Company in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company. Executive agrees to keep the Company’s Human Resource department apprised of Executive’s current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company in connection with this Section.

Executive understands and agrees that this provision requires Executive’s cooperation with the Company but is not intended to have any influence whatsoever on any specific outcome in any matter and Executive is expected at all times to provide truthful testimony and responses in connection with any matter. Executive understands and agrees that other than the consideration described in this Agreement, Executive shall not receive compensation for the transition assistance described in this Section 10.

11.  Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

12. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. The Company will make all payments due hereunder subject to customary withholdings, but Executive agrees and understands that Executive is responsible for payment, if any, of any other or greater local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.

13.  No Representations. Executive represents that Executive has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

14.  Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 5 of this Agreement will be made no later than March 15, 2023. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

15.  Severability. In the event that any provision or any portion of any provision of this Agreement, the Release Agreement, or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Release Agreement shall continue in full force and effect without said provision or portion of provision.

16.  Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the ADEA waiver in the Release Agreement, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Release Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

17.  Entire Agreement. This Agreement, together with the Release Agreement, represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and the Release Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Release Agreement and Executive’s relationship with the Company.

18.  No Oral Modification. This Agreement and the Release Agreement may only be amended in a writing signed by Executive and the person signing on behalf of the Company below (or such other representative of the Company specifically authorized to agree to modifications of this Agreement).

19.  Governing Law. This Agreement and the Release Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of Texas.

20.  Counterparts. This Agreement and the Release Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

1

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer by its duly authorized officer, and by the Employee, as of the date first above written.

Executive:		Company: Nutex Health, Inc.

Signature:		Signature:
Print Name:	Michael Bowen		Thomas Vo M.D.
Title:	Executive		Chief Executive Officer

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Exhibit A

RELEASE AGREEMENT

This Release Agreement (“Release”) is made by and between Michael Bowen (“Executive”) and Nutex Health, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) in connection with the Employment and Transition Agreement dated June 2, 2022, to which this Release was attached as an Exhibit (the “Agreement”). Capitalized terms used but not defined in this Release have the meanings ascribed to them in the Agreement.

1.  Payment of Salary and Receipt of Benefits. Executive acknowledges and represents that Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, interest, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive in accordance with the Company’s standard payroll and vesting schedules, as of the date Executive signs this Release.

2.  Release of Claims. In exchange for the mutual covenants and promises contained in the Agreement, including the consideration identified in Section 2 thereof, Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, executives, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue or institute any action regarding, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Release, including, without limitation, any and all claims:

a. relating to or arising from Executive’s employment relationship with the Company;

b.  relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.  under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.  for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the National Labor Relations Act; the Washington Law Against Discrimination (RCW ch. 49.60); other Washington sex and age discrimination laws (e.g., RCW 49.12.200, 49.44.090); Washington laws regarding prohibited employment practices (RCW ch. 49.44); the Washington Equal Pay Opportunity Act (RCW ch. 49.58); Washington whistleblower protection laws (e.g., RCW 49.60.210, 49.12.005, and 49.12.130); the Washington Family Care Act (RCW 49.12.265 to 49.12.295); the Washington Family Leave Act (RCW ch. 49.78); the Washington Military Family Leave Act (RCW ch. 49.77); the Washington Paid Family and Medical Leave Act (RCW ch. 50A.04); the Washington Minimum Wage Act (RCW ch. 49.46); Washington wage, hour, and working conditions laws, and all other provisions of the Washington Industrial Welfare Act (RCW ch. 49.12); the Washington Wage Payment Act (RCW ch. 49.48); and the Washington Wage Rebate Act (RCW ch. 49.52);

e.  arising out of any other laws and regulations relating to employment or employment discrimination or under the federal or any state constitution;

g.  for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h. for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this Release does not extend to any obligations incurred under the Agreement or under the Indemnification Agreement, nor does it release claims that cannot be released as a matter of law, including any Protected Activity (as defined in Section 5 below). Subject to Section 5 below regarding Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Release Agreement.

3. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Release. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Release; (b) Executive has twenty-one (21) days within which to consider this Release Agreement; (c) Executive has seven (7) days following Executive’s execution of this Release Agreement to revoke this Release Agreement; (d) this Release Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Release Agreement or the Transition Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Release Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Release Agreement. Executive acknowledges and understands that any revocation of this Release Agreement must be accomplished by a written notification to the person executing this Release Agreement on the Company’s behalf that is received prior to the Supplemental Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

Unknown Claims. Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, would have materially affected the terms under which Executive gives this Release. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

5.  Protected Activity Not Prohibited. Executive understands that nothing in the Agreement or this Release shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of the Agreement and this Release, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement or in the Release Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act.

6.  Incorporation of Agreement Terms. The Parties further acknowledge that the terms of the Agreement shall apply to this Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Release. Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Transition Agreement.

7.  Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8.  Release Effective Date. Executive understands that, in the event of this Release being signed in connection with Section 3 of the Agreement, this Release shall be null and void if executed by Executive at a time other than the Succession Date or the three (3) day period immediately preceding or following the Succession Date. Executive acknowledges and agrees that Executive received this Release Agreement for review greater than twenty-one (21) days before such execution deadline. Executive further understand that, in the event of this Release being signed in connection with Section 5.b or Section 6 of the Agreement, this Release shall be null and void if not signed by Executive within twenty-one (21) days following the Separation Date. In the case of Executive signing this release in connection with either Section 3, Section 5.b or Section 6 of the Agreement, this Release Agreement will become effective on the eighth (8th) day after Executive signed this Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Release Effective Date”).

9.  Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Release Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against any of the Releasees. Executive acknowledges that:

(a)	Executive has read this Release Agreement;
(b)	Executive has been represented in the preparation, negotiation, and execution of this Release Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c)	Executive understands the terms and consequences of this Release Agreement and of the releases it contains;
(d)	Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Release Agreement or in the Transition Agreement; and
(e)	Executive is fully aware of the legal and binding effect of this Release Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer by its duly authorized officer, and by the Employee, as of the date first above written.

Executive:		Company: Nutex Health, Inc.

Signature:		Signature:
Print Name:	Michael Bowen		Thomas Vo M.D.
Title:	Executive		Chief Executive Officer

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Exhibit B

PROPRIETARY INFORMATION AGREEMENT

THIS PROPRIETARY INFORMATION AGREEMENT (the “Agreement”) is made effective as of June 2, 2022, by and between NUTEX HEALTH, INC., a Delaware corporation (“Nutex”), and Michael Bowen (the “Executive”).

WHEREAS, the Executive and Nutex have has entered into that certain Employment And Transition Agreement dated June 2, 2022 (the “Transition Agreement”);

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by Nutex to the Executive in connection with the Transition Agreement; and

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.  Subject to the limitations set forth in Paragraph 2, all information disclosed by Nutex to the Executive shall be deemed to be “Proprietary Information.”  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to Nutex, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of Nutex or any of its affiliates or subsidiaries, whether or oral, written, graphic or electronic form.

2.  The term “Proprietary Information” shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Executive, generally known or available to the public; (ii) is known by the Executive at the time of receiving such information; (iii) is hereafter furnished to the Executive by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by Nutex.

3.  The Executive shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from Nutex.  The Executive may use such Proprietary Information only to the extent required to accomplish the purposes of his position at Nutex.  The Executive shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.  Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.  The Executive represents, warrants, and covenants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his or her own Proprietary Information from unauthorized use or disclosure.

6.  All Proprietary Information (including all copies thereof) shall remain in the property of Nutex and shall be returned to Nutex (or destroyed) after the Executive's need for it has expired, or upon request of Nutex, and in any event, upon the expiration or termination of that certain Board of Executives Agreement, of even date herewith, between Nutex and the Executive (the “Executive Agreement”).

7.  Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)  is in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the Executive shall first have given Nutex notice of the Executive’s receipt of such order and Nutex shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)  is otherwise required by law; or

(c)  is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.  This Agreement shall continue in full force and effect during the term of the Transition Agreement.  This Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party.  The termination of this Agreement shall not relieve the Executive of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement indefinitely with respect to Proprietary Information that constitutes “trade secrets” and for a period of eighteen (18) months from the date of such termination with respect to other Proprietary Information.

9.   This Agreement shall be governed by the laws of the State of Texas as those laws are applied to contracts entered into and to be performed entirely in Texas by as residents.

10.  This Agreement contains the final, complete, and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended, or supplemented except by a written instrument signed by both parties.

11.  Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Executive, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of Nutex, Nutex will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that Nutex shall be entitled to specific performance of the Executive's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

Executive:		Nutex Health, Inc.

Signature:		Signature:
Print Name:	Michael Bowen		Thomas Vo M.D.
Title:	Executive		Chief Executive Officer

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